UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2009

AOL INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34419	20-4268793
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

770 Broadway, New York, New York 10003

(Address of Principal Executive Offices) (Zip Code)

212-652-6400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Revolving Credit Facility

On December 9, 2009, AOL Inc. (the “Company”) entered into a secured credit agreement (the “Credit Agreement”) among the Company, as borrower, the lenders party thereto (the “Lenders”), Bank of America, N.A., as administrative agent (the “Administrative Agent”) and the other financial institutions party thereto for a 364-day $250.0 million senior secured revolving credit facility (the “Revolving Credit Facility”).

The maturity date of the Revolving Credit Facility is December 8, 2010. Borrowings under the Revolving Credit Facility are available for general corporate purposes. Loans made under the Revolving Credit Facility will bear interest at a fluctuating rate based on the applicable rating for the senior unsecured long-term debt of Time Warner Inc. (“Time Warner”).

Other material terms of the Revolving Credit Facility include:

•

financial covenants which require the Company to maintain a maximum consolidated leverage ratio (being the ratio of total debt to EBITDA, in each case as defined in the Credit Agreement) of not greater than 1.5 to 1.0, and a minimum consolidated interest coverage ratio (being the ratio of EBITDA to consolidated cash interest expense, in each case as defined in the Credit Agreement) of at least 4.0 to 1.0;

•

restrictive covenants (subject, in each case, to certain customary exceptions and baskets) which limit the Company’s ability to, among other things: (a) incur indebtedness, (excluding, among other things, (i) purchase money indebtedness and capital leases of up to $50.0 million, (ii) other indebtedness of up to $50.0 million of restricted subsidiaries that are not guarantors of the Revolving Credit Facility, (iii) indebtedness of up to $100.0 million incurred to finance, or assumed in connection with, acquisitions and (iv) other indebtedness of up to $50.0 million incurred by the Company and the Subsidiary Guarantors (as defined below)); (b) create liens; (c) dispose of assets outside of the ordinary course of business; (d) pay dividends and make similar restricted payments; (e) engage in investments; (f) make loans, advances, acquisitions and guarantees; (g) engage in transactions with affiliates; and (h) enter into mergers and change its business;

•

customary events of default, the occurrence of which will, among other things, (a) give Time Warner the option to purchase all outstanding loans and commitments under the Revolving Credit Facility and (b) after any applicable grace period, give the Lenders the ability to accelerate all outstanding loans thereunder; and

•	the option for the Company to prepay, terminate or reduce the commitments under the Revolving Credit Facility at any time without penalty in minimum amounts of $5.0 million.

The Company is restricted from extending, renewing or increasing its obligations under the Revolving Credit Facility, and the documentation entered into in connection with the Revolving Credit Facility may not be amended, modified, waived or released, in each case, without Time Warner’s prior consent.

The foregoing description of the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Guarantees

On December 9, 2009, each of the Company’s material, wholly-owned domestic subsidiaries (the “Subsidiary Guarantors”) entered into a Guarantee, in favor of the Administrative Agent (the “Subsidiary Guarantee”), pursuant to which the Subsidiary Guarantors guaranteed all of the Company’s obligations under the Revolving Credit Facility. The foregoing description of the Subsidiary Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of the Subsidiary Guarantee, which is attached to this Current Report on Form 8-K as Exhibit 10.2, and is incorporated herein by reference.

In addition, Time Warner has guaranteed all of the Company’s obligations with respect to loans and letters of credit under the Revolving Credit Facility, pursuant to a Guarantee, dated as of December 9, 2009, in favor of the Administrative Agent (the “Time Warner Guarantee”). As consideration for Time Warner providing such guarantee, the Company will pay Time Warner a fee equal to 1.0% of the aggregate principal amount of the commitments at closing under the Revolving Credit Facility, and an ongoing guarantee fee, which will vary with the amount of undrawn commitments and the principal amount of the Company’s obligations outstanding under the Revolving Credit Facility, as well as changes in Time Warner’s senior unsecured long-term debt credit ratings. The guarantee fee will be subject to prescribed periodic increases over the term of the Revolving Credit Facility.

Security

On December 9, 2009, the Company and the Subsidiary Guarantors entered into a Security Agreement in favor of Bank of America, N.A., as collateral agent (the “Security Agreement”), for the benefit of the secured parties thereunder. Pursuant to the Security Agreement, the obligations under the Revolving Credit Facility and the Subsidiary Guarantee are secured by a perfected first-priority security interest in substantially all of the Company’s assets and the assets of the Subsidiary Guarantors (excluding cash and real property, but including 100% of the stock of the Company’s and the Subsidiary Guarantors’ first-tier domestic subsidiaries and 65% of the stock of their first-tier foreign subsidiaries).

In connection with the Security Agreement, on December 9, 2009, the Company and certain of the Subsidiary Guarantors entered into a Patent Security Agreement and a Trademark Security Agreement, in each case, in favor of Bank of America, N.A., as collateral agent, for the purpose of recording the security interest granted under the Security Agreement to the collateral agent in the United States Patents (as defined in the Security Agreement) and United States Trademarks (as defined the Security Agreement) with the U.S. Patent and Trademark Office.

The foregoing descriptions of the Security Agreement, the Patent Security Agreement and the Trademark Security Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached to this Current Report on Form 8-K as Exhibits 10.3, 10.4 and 10.5, respectively, and are incorporated herein by reference.

In the ordinary course of their respective businesses, certain of the Lenders and their respective affiliates have engaged, and may in the future engage, in commercial banking and/or investment banking transactions with the Company and its affiliates for which they have in the past received, and may in the future receive, customary fees. In addition, the Company and Time Warner have entered into certain agreements pursuant to which certain services and rights will be provided for following the legal and structural separation of the Company from Time Warner. These agreements are discussed in the Information Statement included as an exhibit to the Company’s Registration Statement on Form 10, filed with the Commission on November 16, 2009.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 of this Current Report on this Form 8-K is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

10.1	$250,000,000 Credit Agreement, dated as of December 9, 2009, among AOL Inc., the lenders party thereto, Bank of America, N.A., as administrative agent and the other financial institutions party thereto

10.2	Guarantee, dated as of December 9, 2009, made by the subsidiaries of AOL Inc. from time to time party thereto, in favor of Bank of America, N.A., as administrative agent for the lenders party to the Credit Agreement

10.3	Security Agreement, dated as of December 9, 2009, made by AOL Inc. and the subsidiaries of AOL Inc. from time to time party thereto, in favor of Bank of America, N.A., as collateral agent, pursuant to the Credit Agreement

10.4	Patent Security Agreement, dated as of December 9, 2009, made by the pledgors party thereto, in favor of Bank of America, N.A., as collateral agent, pursuant to the Credit Agreement

10.5	Trademark Security Agreement, dated as of December 9, 2009, made by the pledgors party thereto, in favor of Bank of America, N.A., as collateral agent, pursuant to the Credit Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AOL INC.

By:		/s/ ARTHUR MINSON
	Name:	Arthur Minson
	Title:	Executive Vice President and Chief Financial Officer

Date: December 11, 2009

EXHIBIT INDEX

Exhibit	Description

10.1	$250,000,000 Credit Agreement, dated as of December 9, 2009, among AOL Inc., the lenders party thereto, Bank of America, N.A., as administrative agent and the other financial institutions party thereto

10.2	Guarantee, dated as of December 9, 2009, made by the subsidiaries of AOL Inc. from time to time party thereto, in favor of Bank of America, N.A., as administrative agent for the lenders party to the Credit Agreement

10.3	Security Agreement, dated as of December 9, 2009, made by AOL Inc. and the subsidiaries of AOL Inc. from time to time party thereto, in favor of Bank of America, N.A., as collateral agent, pursuant to the Credit Agreement

10.4	Patent Security Agreement, dated as of December 9, 2009, made by the pledgors party thereto, in favor of Bank of America, N.A., as collateral agent, pursuant to the Credit Agreement

10.5	Trademark Security Agreement, dated as of December 9, 2009, made by the pledgors party thereto, in favor of Bank of America, N.A., as collateral agent, pursuant to the Credit Agreement